Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 21, 2014 with respect to the financial statements of Silenseed Ltd. included in the Registration Statement on Form F-1 and related Prospectus of Silenseed Ltd., dated June 13, 2014.

/s/ Kost Forer Gabbay & Kasierer
Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
June 13, 2014	A Member of Ernst & Young Global